UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2021

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario	000-55991	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15315 W. Magnolia Blvd., Suite 120
 Sherman Oaks, California, United States 91403
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 979-1897

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure.

On December 23, 2021, the Company disseminated a news release which is reproduced below in its entirety.

Petroteq Announces Reserve and Economic Evaluation Report on the Asphalt Ridge NW Leases

SHERMAN OAKS, CA / ACCESSWIRE / December 23, 2021 / Petroteq Energy Inc. ("Petroteq" or the "Company") (TSXV:PQE) (OTC PINK:PQEFF) (FSE:PQCF), an oil company focused on the development and implementation of its proprietary oil-extraction and remediation technologies, is pleased to announce the completion of a reserve and economic evaluation report (the "Report") which defines bitumen reserves on the bitumen properties covered by three Utah state mineral leases located in the Asphalt Ridge Northwest area of Uintah County, Utah (the "Asphalt Ridge NW Leases").

The Company's acquisition of the Asphalt Ridge NW Leases is pending completion. As disclosed in its news release dated November 29, 2021 and described in more detail in its most recent annual report on Form 10-K, Petroteq, acting through its subsidiaries, Petroteq Oil Sands Recovery, LLC ("POSR") and TMC Capital, LLC ("TMC Capital"), has entered into an agreement with Valkor Energy, LLC ("Valkor") dated October 15, 2021 (the "Exchange Agreement"), under which (a) TMC Capital/POSR agreed to assign to Valkor all of their respective rights and interests in the certain oil sands leases collectively referred to as the "Temple Mountain Leases", and (b) Valkor agreed to assign to TMC Capital all of its rights and interests in the Asphalt Ridge NW Leases, which cover or encompass approximately 3,458.22 acres.

The Report was prepared by Chapman Petroleum Engineering Ltd. ("Chapman") of Calgary, Alberta, Canada, an independent qualified reserves evaluator, with an effective date of November 30, 2021. Chapman Petroleum Engineering has been working with Petroteq for a number of years on engineering and resource matters, and is very familiar with the Company's operations. Portions of the Report (the "Canadian Evaluation") were prepared in accordance with definitions, standards, and procedures contained in the Canadian Oil and Gas Evaluation Handbook ("COGE Handbook") and National Instrument 51-101 - Standards of Disclosure for Oil and Gas Activities ("NI 51-101"). Portions of the Report (the "US Evaluation") were also prepared in accordance with Rule 4-10(a) of Regulation S-X, as adopted by the United States Securities and Exchange Commission. Both the Canadian Evaluation and US Evaluation were calculated in United States dollars.

Based on the Report, the reserve profile of the Asphalt Ridge NW Leases as at November 30, 2021 is summarized below:

  Canadian Evaluation:
    26 million stock tank barrels ("MMSTB") of Proved Undeveloped bitumen reserves
    82 MMSTB of Proved Plus Probable Undeveloped bitumen reserves
    US$265 million before-tax net present value ("NPV") of future net revenue for Proved Undeveloped bitumen reserves, discounted at 10%
    US$1,017 million before-tax NPV of future net revenue for Proved Plus Probable Undeveloped bitumen reserves, discounted at 10%
  US Evaluation:
    Proved Undeveloped valuation US$213 million at 10% discount (BIT)
    Proved Plus Probable valuation US$790 million at 10% discount (BIT)

The bitumen reserves for the Asphalt Ridge NW Leases were evaluated using Chapman forecast pricing as at December 1, 2021. The NPV is prior to provision for interest, debt service charges, and general and administrative expenses. It should not be assumed that the NPV of future net revenue estimated by Chapman in the Report represents the fair market value of the reserves.

The difference between the Canadian Evaluation and the US Evaluation is the oil price used, which  under the Canadian Standards price forecasts are the norm compared to the SEC Standards where a specified procedure is used to determine the appropriate Constant price for the project life. Accordingly, the Canadian evaluation uses escalated operating and capital costs and the US evaluation does not. All other technical factors in the report are identical for the Canadian and US evaluations.

Under the terms of the Exchange Agreement, Valkor has executed an assignment to TMC Capital of the record lease title and all of the operating rights (working interests) under the Asphalt Ridge NW Leases, and TMC Capital has in turn executed assignments transferring to Valkor all of TMC's rights and interests in the Temple Mountain Leases. However, the reciprocal assignment under the Exchange Agreement of certain leases under the jurisdiction of Utah's School and Institutional Trust Land Administration ("SITLA"), including the assignment of the Asphalt Ridge NW Leases to TMC Capital, will not constitute final and completed transactions until the assignments have been reviewed and approved by SITLA.

The Company filed a statement of reserves data and other oil and gas information (the "Statement") on www.sedar.com on December 14, 2021 as required by NI 51-101. The effective date of the Statement is August 31, 2021. As of August 31, 2021, there were no oil or natural gas reserves attributed to the Company's properties. As such no reserve report was prepared for the year ended August 31, 2021, and no bitumen reserves were disclosed in the Company's most recent annual report on Form 10-K. The Statement included an updated evaluation of, among other things, estimates of the Company's contingent resources, effective August 31, 2021, for its working interest in all of its properties located in Utah, USA, including (A) the Asphalt Ridge area and (B) the PR Springs area. The Statement did not include an evaluation of the reserves or resources of the Asphalt Ridge NW Leases. If the Company had completed the acquisition of the Asphalt Ridge NW Leases on or prior to the effective date of the Statement (which acquisition is still pending completion, as described above), the Company's reasonable expectation of how such acquisition would have effected such Statement is that the estimates related to resources for its Asphalt Ridge area and PR Springs properties would have remained unchanged and the estimates related to reserves for the Asphalt Ridge NW Leases would have been included.

Dr. Gerald Bailey, Petroteq CEO, commented, "Once the assignment of the Asphalt Ridge NW Leases to our subsidiary TMC Capital has been finalized, they will provide the Company with a significant asset base from which we can further expand our ability to implement our eco-friendly extraction technology and accelerate commercial oil production". In addition, Dr. Bailey said, "The reserves identified in Chapman Petroleum Engineering's Report should help to unlock access to funding from investors and financial institutions, and enhance our ability to execute on our Company's business plan. These data validate our foresight about the expected value of Asphalt Ridge that led Petroteq to invest in this region. The Company's team is composed of skilled and experienced engineers and operators that have demonstrated their ability to deploy our technology, which is an eco-friendly means of oil production. Petroteq exhibits a sound environmental approach to being a green energy solution for extracting the oil from the soil."

Charlie Chapman, P.Eng. has commented, "It is a pleasure to have been involved with this innovative bitumen recovery project since its inception in 2014 and the assignment of reserves at this time reflects the significant progress that has been made over the past year towards a full-scale operation."

About Petroteq Energy Inc.

Petroteq is a clean technology company focused on the development, implementation and licensing of a patented, environmentally safe and sustainable technology for the extraction and reclamation of heavy oil and bitumen from oil sands and mineable oil deposits. The versatile technology can be applied to both water-wet deposits and oil-wet deposits - outputting high-quality oil and clean sand.

Petroteq believes that its technology can produce a relatively sweet heavy crude oil from deposits of oil sands without requiring the use of water, and therefore without generating wastewater which would otherwise require the use of other treatment or disposal facilities which could be harmful to the environment. The Petroteq process is intended to be a more environmentally friendly extraction technology that leaves clean residual sand that can be sold or returned to the environment, without the use of tailings ponds or further remediation.

For more information, visit www.Petroteq.energy.

Oil and Gas Advisories

The reserves estimates contained in this news release represent the net reserves of the Asphalt Ridge NW Leases as at November 30, 2021. The acquisition of the Asphalt Ridge NW Leases is pending completion, as described above.

Reserves included herein are stated on a company net basis (working interest share after deducting the amounts attributable to royalties owned by others).

Reserves are estimated remaining quantities of crude oil and natural gas and related substances anticipated to be recoverable from known accumulations, as of a given date, based on the analysis of drilling, geological, geophysical, and engineering data; the use of established technology; and specified economic conditions, which are generally accepted as being reasonable. Reserves are classified according to the degree of certainty associated with the estimates as follows:

  Proved reserves ("1P") are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.
  Probable reserves ("2P") are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated.

Each of the reserves categories (proved, probable and possible) may be divided into developed and undeveloped categories.

  Developed reserves are those reserves that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (e.g., when compared to the cost of drilling a well) to put the reserves on production.

  Undeveloped reserves are those reserves expected to be recovered from known accumulations where a significant expenditure (e.g., when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the reserves category (proved, probable, possible) to which they are assigned.

It should not be assumed that the present worth of estimated future net revenues presented in the above represents the fair market value of the reserves. There is no assurance that the forecast price and cost assumptions will be attained and variances could be material. The recovery and reserves estimates of the bitumen reserves for the Asphalt Ridge NW Leases provided herein are estimates only and there is no guarantee that the estimated reserves will be recovered or the acquisition of such leases will be completed. Actual bitumen reserves may be greater than or less than the estimates provided herein.

All future net revenues are estimated using forecast prices arising from the anticipated development and production of reserves, net of the associated royalties, operating costs, development costs, and abandonment and reclamation costs and are stated prior to provision for interest and general and administrative expenses. Future net revenues have been presented on a before tax basis.

Forward-Looking Statements

Certain statements contained in this press release contain forward-looking statements within the meaning of the U.S. and Canadian securities laws. Words such as "may," "would," "could," "should," "potential," "will," "seek," "intend," "plan," "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company, including statements concerning SITLA's pending review and approval of the assignment of the Asphalt Ridge NW Leases to TMC Capital, and management's expectation that the reserves identified in Chapman Petroleum Engineering's Report should help to unlock access to funding from investors and financial institutions, are intended to identify forward-looking information. Readers are cautioned that there is no certainty that SITLA will approve the assignment of the Asphalt Ridge NW Leases to TMC Capital, or that it will be commercially viable extract oil from the identified reserves. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, based on information available to the Company, and are subject to certain risks, uncertainties and assumptions, including, without limitation: the technology performing as expected; availability of labor and parts; adequate capital raising efforts; and Petroteq's ability to execute on its operational plans. Material factors or assumptions were applied in providing forward-looking information. While forward-looking statements are based on data, assumptions and analyses that the Company believes are reasonable under the circumstances, whether actual results, performance or developments will meet the Company's expectations and predictions depends on a number of risks and uncertainties that could cause the actual results, performance and financial condition of the Company to differ materially from its expectations. Certain of the "risk factors" that could cause actual results to differ materially from the Company's forward-looking statements in this press release include, without limitation: the risk that SITLA will not approve the assignment of the Asphalt Ridge NW Leases to TMC Capital; that full scale commercial production may engender public opposition; changes in laws or regulations; the ability to implement business strategies or to pursue business opportunities, whether for economic or other reasons; status of the world oil markets, oil prices and price volatility; oil pricing; litigation; the nature of oil and gas production and oil sands mining, extraction and production; uncertainties in exploration and drilling for oil, gas and other hydrocarbon-bearing substances; unanticipated costs and expenses; loss of life and environmental damage; risks associated with compliance with environmental protection laws and regulations; and directors; risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; and other general economic, market and business conditions and factors, including the risk factors discussed or referred to in the Company's disclosure documents, filed with United States Securities and Exchange Commission and available at www.sec.gov (including, without limitation, its most recent annual report on Form 10-K under the Securities Exchange Act of 1934, as amended), and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com.

Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward- looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

Unless otherwise specified, all dollar amounts in this press release are expressed in U.S. dollars.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission (the "SEC") prohibits oil and gas companies, in their filings with the SEC, from disclosing estimates of oil or gas resources other than "reserves," as that term is defined by the SEC. In this news release, Petroteq includes estimates of bitumen reserves prepared in accordance with definitions, standards, and procedures contained in the COGE Handbook and NI 51-101, that may not meet the SEC's definitions of proved, probable and possible reserves, and which the SEC's guidelines strictly prohibit Petroteq from including in filings with the SEC.  U.S. investors are urged to consider closely the disclosures in the Company's periodic filings with the SEC.

TSX Venture Exchange Disclaimer

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Petroteq Energy Inc.
R. G. Bailey
Chief Executive Officer
Tel: (800) 979-1897

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.

DATE: December 23, 2021	By:	/s/ R.G. Bailey
R. Gerald Bailey
Interim Chief Executive Officer